                                  EXHIBIT 10.30

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "AGREEMENT") is entered into effective as of March 13, 2002 by and between XTEND MICRO PRODUCTS, INC., a California corporation formerly known as XMP Acquisition Corp. (the "COMPANY"), IGO CORPORATION, a Delaware corporation and parent of the Company ("IGO"), XMICRO HOLDING COMPANY, INC., a California corporation formerly known as Xtend Micro Products, Inc. ("XMICRO"), and MARK RAPPARPORT, an individual ("MR. Rapparport").

         WHEREAS, Mr. Rapparport was employed by the Company pursuant to the terms of an Employment Agreement dated August 29, 2000 (the "EMPLOYMENT Agreement") until December 31, 2001, at which time Mr. Rapparport voluntarily resigned from the Company;

         WHEREAS, iGo, the Company and Mr. Rapparport are parties to that certain Non-Competition Agreement dated August 29, 2000 (the "Non-Competition Agreement");

         WHEREAS, iGo, XMP Acquisition Corp. (now known as Xtend Micro Products, Inc.), Xtend Micro Products, Inc. (now known as XMicro Holding Company, Inc.), and the Shareholders of Xtend Micro Products, Inc. (including Mr. Rapparport) are parties to that certain Asset Purchase Agreement dated as of August 29, 2000 (the "PURCHASE AGREEMENT"); and

         WHEREAS, (i) at the closing pursuant to Section 1.4(a)(i) of the Purchase Agreement, 371,877 shares of common stock of iGo were issued to XMicro,
(ii) at the closing pursuant to Section 1.4(a)(ii) of the Purchase Agreement, 1,896,574 shares of common stock of iGo were placed into escrow and all of such escrow shares have, as of the date of this Agreement, been released and issued pursuant to instructions received from XMicro and counsel for Mr. Rapparport,
(iii) $500,000.00 in cash was advanced to XMicro in August 2001 against potential earn-out payments under Sections 1.4(a)(iii) and 1.4(a)(iv) of the Purchase Agreement, and (iv) the parties now desire to agree upon the final earn-out consideration due XMicro Holding Company, Inc. pursuant to the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. FINAL PAYMENT. In addition to the previous payments and stock issuances referred to in the recital above, iGo will pay $250,000.00 and issue 1,989,807 shares of common stock of iGo to XMicro as final settlement and satisfaction of the earn-out payments under the Purchase Agreement. By 5:00 p.m. on Friday, March 15, 2002, iGo shall (i) make the $250,000 payment to XMicro,
(ii) provide written instructions to it's transfer agent regarding the issuance of the 1,989,807 shares to XMicro and (iii) provide XMicro with a copy of such written instructions. iGo will use its best efforts to cause its transfer agent to deliver the certificate representing the 1,989,807 shares to XMicro as soon as possible. The parties acknowledge and agree that the consideration set forth in the preceding sentence shall settle all salary, bonus, commission, earn-out and other financial obligations due from the Company and/or iGo to XMicro and/or Mr. Rapparport, whether pursuant to the Employment Agreement, the Purchase Agreement or otherwise as of and through the date of this Agreement.

         2. MUTUAL RELEASE OF CLAIMS. In consideration of the covenants and agreements set forth herein, except for (i) the obligations created by this Agreement, (ii) the indemnification obligations of XMicro and its shareholders pursuant to the Purchase Agreement and (iii) future claims Mr. Rapparport and XMicro might possess as continuing shareholders in iGo (collectively, the "UNRELEASED CLAIMS"), Mr. Rapparport and XMicro, on the one hand, and the Company and iGo, on the other hand (collectively, the "RELEASED PARTIES"), each fully and forever release, discharge and acquit the other and the other's officers, directors, employees, predecessors and successors in interest, subsidiary and parent entities, assigns and attorneys, agents, consultants, general partners, and limited partners from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract or warranty, duty or relationship, acts, omissions, or liability of any type, kind, nature, description or character whatsoever, whether now known or unknown, whether heretofore existing or hereafter arising, whether liquidated or unliquidated, which the Released Parties may now have, heretofore have had or hereafter may have against the other arising out of or relating to the Employment Agreement, the Purchase Agreement, the Non-Competition Agreement or any agreement or transaction contemplated by the Purchase Agreement, the Employment Agreement or the Non-Competition Agreement.

         Notwithstanding the foregoing, the Non-Competition Agreement shall remain in full force and effect until August 31, 2002 and the provisions of this section 2 shall apply to the Non-Competition Agreement only after August 31, 2002.

         Except for the Unreleased Claims, the Released Parties also agree not to initiate a lawsuit or bring a claim against any of the Released Parties, in any court, or otherwise, relating to the Employment Agreement, the Purchase Agreement, any agreement or transaction contemplated by the Purchase Agreement or the Employment Agreement, including, but not limited to, any claim under any common law, whether in law or equity, or federal, state or local statute, ordinance or rule of law.

         The Released Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. NOTWITHSTANDING THE FOREGOING, THIS RELEASE DOES NOT EXTEND TO THE UNRELEASED CLAIMS.

         The Released Parties represent that they are not aware of any claim by either of them other than the claims that are released by or set forth in this Agreement. The Released Parties acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Released Parties, each being aware of such code section, agree to waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect, whether of Nevada, California or otherwise.

         3. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  (a) They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         4. INCORPORATION OF CERTAIN TERMS OF PURCHASE AGREEMENT BY REFERENCE. The parties acknowledge and agree that the following provisions of the Purchase Agreement are incorporated herein by this reference as is fully set forth in this Agreement: Sections 12.2 (Amendment and Modification), 12.5 (Notices), 12.6 (Assignment), 12.7 (Governing Law), 12.8 (Parties in Interest), 12.9 (Counterparts), 12.12 (Severability), 12.14 (Further Assurances), and 12.15 (Absence of Third Party Beneficiary Rights).

         5. NON-DISPARAGEMENT. Each Released Party agrees not to disseminate, disclose or communicate to any third party any information or statements concerning any other Released Party, its officers, directors, employees, predecessors and successors in interest, subsidiary and parent entities, assigns, attorneys, agents, consultants, general partners and limited partners, that would tend to disparage, embarrass, defame, liable, slander, cast aspersions upon, hold up to ridicule or censure, or otherwise damage the business, reputation or public image of, any such person or entity.

         6. FINAL AGREEMENT. This Agreement contains all of the terms, promises, representations, and understandings made between the parties and supersedes any previous representations, understandings, or agreements between them.

                            (signature page follows)

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

XTEND MICRO PRODUCTS, INC.                  MARK RAPPARPORT


By:      /S/ S. SHACKELTON                   By:      /S/ MARK RAPPARPORT
    -------------------------------              -------------------------------
         Scott Shackelton

Its:     SR. V.P. FINANCE - CHIEF
    -------------------------------
         FINANCIAL OFFICER

IGO CORPORATION                             XMICRO HOLDING COMPANY, INC.


By:      /S/ DAVID E. OLSON                 By:      /S/ MARK RAPPARPORT
    -------------------------------             --------------------------------
         David Olson

Its:     ACTING PRESIDENT                   Its:     PRESIDENT
    -------------------------------             --------------------------------